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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                        [as amended to February 12, 1997]

                  FIRST: The name of the Corporation shall be Advanced Lighting Technologies, Inc.

                  SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is in the City of Solon in Cuyahoga County.

                  THIRD: The purpose or purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be formed under ss.ss.1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                  FOURTH: The Corporation shall be authorized to issue eighty million (80,000,000) shares of common stock, par value one thousandth of one cent ($.01), and one million (1,000,000) shares of preferred stock, par value one thousandth of one cent ($.001). Any and all shares so issued, the consideration for which, as fixed by the incorporator or the Board of Directors, has been paid or delivered, shall be fully paid and nonassessable. The shares of each class shall have the following express terms:

                  PART A: SERIES OF PREFERRED SHARES.

                  1. RIGHTS OF DIRECTORS TO ADOPT AMENDMENTS IN RESPECT OF PREFERRED SHARES. The Board of Directors is hereby authorized to adopt amendments to this Article FOURTH in respect of any unissued Preferred Shares (whether or not previously designated as shares of a particular series and including Preferred Shares of any series issued and thereafter acquired by the Corporation), to the full extent permitted by the Ohio Revised Code, creating one or more series of Preferred Shares and, with respect to each such series, fix or change, in whole or in part, the express terms (within the limits set forth in Sections 1701.01 through 1701.99 of the Ohio Revised Code) of (a) any class of shares before the issuance of any shares of that class or (b) one or more series within a class before the issuance of any shares of that series.

                  2. PREFERRED SHARES, GENERALLY. All shares of any series shall be identical in all respects, except that the shares of any one series issued at different times may differ as to the dates from which dividends or distributions thereon shall be cumulative. Preferred Shares shall have equal rank and priority with respect to the payment of dividends and shall be identical in all respects except as permitted by the foregoing provision of this Part A. Nothing contained herein shall be construed to limit or restrict in any way the rights in respect of unissued shares of any class or series granted to the Board of Directors by the laws of Ohio now or hereafter in force.


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         PART B:  EXPRESS TERMS OF THE COMMON SHARES

                  1. SUBJECT TO PREFERRED SHARES. The Common Shares shall be subject to the express terms of the Preferred Shares.

                  2. RIGHT TO DIVIDENDS. Subject to any rights to receive dividends to which the holders of shares of outstanding Preferred Shares, if any, may be entitled, the holders of shares of Common Shares shall be entitled to receive dividends, if and when declared, payable from time to time by the Board of Directors from any funds legally available therefor.

                  3. VOTING. Each outstanding share of Common Shares of the Corporation shall entitle the holder thereof to one (1) vote and, except as otherwise stated or expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of any Preferred Shares or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of the Common Shares.

                  FIFTH: A. The number of Directors of the Corporation, none of whom need be shareholders, shall be not less than three (3) nor more than ten
(10). Initially, the number of Directors of the Corporation shall be fixed at three (3). By the majority vote of the Directors then in office, the number of persons which shall constitute the Board of Directors for each ensuing year shall be fixed, and may from time-to-time be increased or decreased.

                             B.  The Board of Directors shall be and is divided
into three (3) classes. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of shareholders in 1996, and each initial Director in Class II shall hold office until the annual meeting of shareholders in 1997. Elections of Directors need not be by ballot unless the Regulations so provide. No reduction in the number of Directors of any class shall have the effect of removing any Director of any class prior to the expiration of his term of office.

                             C.In the event of any increase or decrease in the
authorized number of Directors: (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation, or removal; and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three (3) classes of Directors as to maintain such classes as nearly equal as possible.

                             D. Notwithstanding any of the foregoing provisions
of this Article FIFTH, each Director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors of any class, such vacancy shall be filled by action of a majority of the Directors in office. A


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Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

                             E. Shareholders may remove directors of the
Corporation only for cause. "Cause" for the removal of a Director by the shareholders shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of the Director of a felony; or (2) a finding by a court of law that the Director has been or is guilty of negligence or misconduct in the performance of his duties as a Director of the Corporation. A majority of the Directors may remove a Director with or without cause.

                             F. Nominations for the election of Directors shall
be made in accordance with the Regulations.

                             G. Wherever the term "Board of Directors" is used
in these Articles of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee, to the extent provided by resolution of the Board of Directors or the Regulations, may exercise any power or authority of the Board of Directors under the Articles of Incorporation in the management of the business and affairs of the Corporation (including, without limitation, the declaration of a dividend or the authorization of the issuance of any shares of Common Shares or Preferred Shares) other than the authority of filling vacancies in the Board of Directors or in any committee thereof.

                  SIXTH: No holder of shares of any class shall be entitled as such to subscribe for or purchase shares of any class now or hereafter authorized, or securities convertible into or exchangeable for such shares, or securities to which there are attached or appertained any warrants or rights entitling the holder thereof to subscribe for or purchase such shares.

                  SEVENTH: The Corporation may purchase from time to time shares of any class issued by it, upon agreement with the holder thereof. Such purchases may be made either in the open market or at private or public sale, in such manner and amount, from the holder or holders of outstanding shares of the Corporation, and at such prices and upon such terms as the Board of Directors shall, from time to time, determine. Unless a different procedure is established in a written agreement among the Corporation and all of the shareholders of the Corporation, the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares authorized and outstanding at the time of any such purchases.

                  EIGHTH: A Director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a seller, purchaser or otherwise, nor shall any contract, or transaction be void or voidable with respect to the Corporation for the reason that it is between the Corporation and one or more of its Directors or officers, or between the Corporation and any other person in which one or more of its Directors or any officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one


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or more interested Directors or officers participate in or vote at the meeting of the Directors or a committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interests and as to the contract or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof, or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Directors, or a committee thereof which authorizes the contract or transaction.

                  NINTH: The Court of Common Pleas of the county in which this Corporation maintains its principal office is hereby authorized to order the appointment of a provisional Director for this Corporation, in accordance with the provisions of Sections 1701.56 and 1701.911 of the Ohio Revised Code.

                  TENTH: No holder of shares of the Corporation shall have the right to cumulate the vote of such shares in the election of Directors.

                  ELEVENTH: Whenever, under the laws of the State of Ohio, now or hereafter in effect, action is authorized or required to be taken by the vote or consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of any class or classes of shares thereof, such action shall be effected by the vote, consent or authorization of the holders of shares entitling them to exercise a majority of such voting power, unless a greater proportion of votes is made mandatory for such particular action by the laws of the State of Ohio.

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                             CERTIFICATE OF ADOPTION
                                       OF
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

         Wayne R. Hellman and Louis S. Fisi, President and Secretary, respectively, of ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation, having its principal office in the City of Solon, Ohio, do hereby certify that on the 13th day of November, 1996, pursuant to the authority of Ohio Revised Code Section 1701.71, a majority of the holders of the issued and outstanding shares of said Corporation entitled to vote did, at a meeting of the shareholders, unanimously approve the following action and adopt the following resolution amending the existing Articles of Incorporation:

         RESOLVED, that the first sentence of Article Fourth of the Second Amended and Restated Articles of Incorporation of ADVANCED LIGHTING TECHNOLOGIES, INC. is hereby amended as follows:

         FOURTH: The Corporation shall be authorized to issue eighty million (80,000,000) shares of common stock, par value one thousandth of one cent ($.001), and one million (1,000,000) shares of preferred stock, par value one thousandth of one cent ($.001).

         IN WITNESS WHEREOF, Wayne R. Hellman and Louis S. Fisi, President and Secretary, respectively, acting for and on behalf of said Corporation, have hereunto subscribed their names this 10th day of February, 1997.

                                        /s/ Wayne R. Hellman
                                        --------------------------------
                                        Wayne R. Hellman, President

                                        /s/ Louis S. Fisi
                                        --------------------------------
                                        Louis S. Fisi, Secretary